UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2026

Abpro Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41224	87-1013956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Summit Drive Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

1-800-396-5890

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ABP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $114.90	ABPWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2026, Abpro Holdings, Inc. (the “Company”) entered into a Loan Agreement with its Chief Executive Officer and Chairman, Miles J.W. Suk (the “Lender”), pursuant to which the Lender agreed to provide the Company with an unsecured loan in the principal amount of $147,000 to fund the premium for the Company’s directors’ and officers’ liability insurance. The loan will be disbursed by the Lender directly to the Company’s insurance broker or insurer at the Company’s direction and may be used solely for that purpose. The loan has a nine-month term from the date of advance and may be prepaid at any time without penalty. No interest accrues during the first three months following funding; thereafter, the outstanding principal bears interest at a variable rate equal to three-month Term SOFR plus 2.0% per annum, with any accrued interest payable at maturity or upon earlier repayment. The loan is not secured by any collateral and is not guaranteed by any third party.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On January 16, 2026, Ian McDonald, a member of the Board of Directors (the “Board”) of the Company, notified the Board that he was resigning from the Board, including all committees of the Board. Mr. McDonald did not resign due to any disagreement with the Company, its board of directors or its management regarding any matters relating to the Company’s operations, policies or practices.

Director Appointment

On January 16, 2026, the Board appointed Dr. Byung-Hak Yoon to fill the vacancy resulting from Mr. McDonald’s resignation. Dr. Yoon will serve as a Class I director with a term ending at the 2028 annual meeting and will fill the vacancies on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee resulting from Mr. McDonald’s resignation. Dr. Yoon was not appointed pursuant to any arrangement or understanding between him and any other persons. There are no transactions with Dr. Yoon requiring disclosure under Item 404(a) of Regulation S-K. Dr. Yoon will receive the Company’s typical compensation for independent directors.

Dr. Yoon, age 51, currently serves as CEO of OQPBIOM, a biotechnology company (since March 2025), and CEO of Doowon Science Pharma (since October 2023). From June 2020 to March 2025, he served as President of CanariaBio Group. From 2022 to 2025, he served as CEO of Sejong Medica, a medical device company. From January 2020 to January 2023, he served as Chairman and CEO of Thelma Therapeutics, and from September 2018 to January 2020, he served as CEO of AXCESO Biopharma. Since January 2018, he has served as a member of the Government Project Review Committee, Ministry of SMEs and Startups, Korea, and as a member of the Government Project Review Committee, Korea Health Industry Development Institute, Korea, since February 2013. Dr. Yoon was appointed to the Board because of his extensive experience in the pharmaceutical industry.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated January 17, 2026, by and between Miles J.W. Suk and the Company.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABPRO HOLDINGS, INC.

	By:	/s/ Miles Suk
	Name:	Miles Suk
	Title:	Chief Executive Officer

Dated: January 23, 2026

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